Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

June 19, 2015

Applied DNA Sciences, Inc.
50 Health Sciences Drive

Stony Brook, NY 11790

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which Registration Statement covers an aggregate of 2,499,999 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) issuable under the Applied DNA Sciences, Inc. 2005 Incentive Stock Plan, as amended and restated as of January 21, 2015 (as so amended and restated, the “Amended and Restated Plan”) and the related Employee Stock Option Agreement (the “Employee Stock Option Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued and paid for in accordance with the terms of the Amended and Restated Plan and the Employee Stock Option Agreement, will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

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We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing. Without limiting the generality of the foregoing qualification, we express no opinion as to compliance with any federal or state securities laws, including without limitation the securities laws of the State of Delaware.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus related to the Registration Statement or the Amended and Restated Plan, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP